Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, each a Director of Halyard Health, Inc., a Delaware corporation (the “Corporation”), does hereby constitute and appoint Robert E. Abernathy, Steven E. Voskuil and John W. Wesley, and each of them, with full power to act alone, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign on behalf of the undersigned the Corporation’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration under the Securities Act of shares of Common Stock, $0.01 par value, of the Corporation, to be granted under and in accordance with the Halyard Health, Inc. Equity Participation Plan and the Halyard Health, Inc. Outside Directors’ Compensation Plan, and to execute any and all amendments to such Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any one of them, or his substitute or their substitutes, lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of October 2014.

/s/ Mark A. Buthman
Mark A. Buthman Director

/s/ Nancy S. Loewe
Nancy S. Loewe Director